UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2014

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224-9508

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

A. O. Corporation (the “Company”) held its Annual Meeting of Stockholders on April 7, 2014 for the purposes of the election of the Company’s Board of Directors, to hold an advisory vote to approve the compensation of our named executive officers, and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

The voting results for the election of the Company’s Board of Directors were as follows:

Class A Common Stock Directors	For	Authority Withheld	Broker Non-Vote
Ronald D. Brown	12,924,271	1,374	0
Paul W. Jones	12,924,271	1,374	0
Ajita G. Rajendra	12,924,271	1,374	0
Mathias F. Sandoval	12,924,271	1,374	0
Bruce M. Smith	12,924,271	1,374	0
Mark D. Smith	12,924,271	1,374	0

Common Stock Directors	For	Authority Withheld	Broker Non-Vote
Gloster B. Current, Jr.	60,264,178	862,632	6,368,357
William P. Greubel	59,247,307	1,879,503	6,368,357
Idelle K. Wolf	60,268,300	858,510	6,368,357
Gene C. Wulf	59,986,734	1,140,076	6,368,357

The advisory voting results for the approval of the compensation of the Company’s named executive officers were as follows:

Total Votes
For	18,798,672
Against	182,626
Abstain	57,028
Broker Non-Votes	636,836

The voting results to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014 were as follows:

Total Votes
For	19,578,480
Against	51,872
Abstain	44,810
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: April 9, 2014	By:	/s/ James F. Stern
James F. Stern Executive Vice President, General Counsel and Secretary

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